UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2011
COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-51937 (Commission File Number)	57-6218917 (I.R.S. Employer Identification No.)
COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-51938 (Commission File Number)	20-3812051 (I.R.S. Employer Identification No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 8.01	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
           On February 17, 2011, Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (NYSE: CODI) issued a press release announcing that I. Joseph Massoud, the Company’s Chief Executive Officer and member of the Company’s board of directors (the “Board”), requested, and the Board approved, a leave of absence.
           The Company also announced that, effective February 16, 2011, its manager, Compass Group Management LLC, nominated, and that the Board approved, Alan Offenberg, age 42, to assume the role of Chief Executive Officer on an interim basis, as well as Mr. Massoud’s seat on the Board. In approving Mr. Offenberg’s appointment to the Board, the Board noted that Mr. Offenberg brings to the Board extensive experience in management consulting, private equity and operating finance. In addition, the Board noted that Mr. Offenberg will provide the Board with an intricate understanding of the Company’s business, history and organization that will be critical to the overall functioning of the Board.
           A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release dated February 17, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2011	COMPASS DIVERSIFIED HOLDINGS
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Regular Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2011	COMPASS GROUP DIVERSIFIED HOLDINGS LLC
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Chief Financial Officer